Exhibit 10.3

PLEDGE AGREEMENT
This Pledge Agreement (this "Pledge Agreement"), dated the 9th day of May, 2016, is made by each of the entities listed on the signature page hereto, and each other Person that, after the date hereof, becomes bound hereby from time to time by joinder, assumption or otherwise (such entities listed on the signature page hereto and such other Persons are, individually a "Pledgor" and collectively the "Pledgors"), in favor of PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (as hereinafter defined) (PNC, in such capacity, together with its successors and assigns, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, Black Box Corporation, a Delaware corporation, as borrower (the “Borrower”), the Guarantors (as defined therein) from time to time party thereto, PNC, and various other financial institutions from time to time party thereto (each, a "Lender" and collectively, the "Lenders") and Administrative Agent have entered into that certain Credit Agreement, dated of even date herewith (as may be amended, restated, modified and/or otherwise supplemented from time to time, the "Credit Agreement"), which is incorporated herein by reference thereto, pursuant to which the Borrower, the Guarantors, the Lenders and Administrative Agent agreed, among other things, that Lenders shall extend credit to the Borrower as set forth in the Credit Agreement; and
WHEREAS, Lenders have required, as a condition to their making the Loans pursuant to the Credit Agreement, that each Pledgor create a security interest in and pledge all of its issued and outstanding membership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on Exhibit A attached hereto to Administrative Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein; and
WHEREAS, in consideration of the Obligations, each Pledgor has agreed to create such a security interest and pledge all of its issued and outstanding partnership interests, membership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on Exhibit A attached hereto to Administrative Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the Loans pursuant to the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Administrative Agent as follows:
1.Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein, and, for purposes of this Pledge Agreement, the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

2.    Pledge.  As collateral security for the prompt and complete payment of all Obligations, each Pledgor hereby pledges to Administrative Agent (for its benefit and for the benefit of Lenders) its right, title and interest in and to all of the issued and outstanding capital stock, limited liability company interests, membership interests, partnership interests, other equity interests and any and all other investment property which such Pledgor now holds or hereafter acquires in the issuers as listed on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated (i) upon the issuance by any such issuer of any additional capital stock, limited liability company interests, membership interests, partnership interests or equity interests now or hereinafter acquired and (ii) in accordance with Section 14) (the "Pledged Interests"), and hereby grants to Administrative Agent a Prior Security Interest on its right, title and interest in and to the Pledged Interests, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions (subject to the terms of the Credit Agreement) in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the "Collateral"). The membership interest certificates, limited liability company interest certificates, partnership interest certificates or capital stock certificates collectively representing all of the Pledged Interests now or hereinafter acquired, together with a transfer power in substantially the form of Exhibit B hereto with respect to each such membership interest certificate, limited liability company interest certificate, partnership interest certificate or capital stock certificate duly signed in blank by each Pledgor, as transferor, shall be delivered by each Pledgor to Administrative Agent (for its benefit and for the benefit of Lenders) contemporaneously with the execution of this Pledge Agreement and promptly following any acquisition of additional membership interests, limited liability company interests, partnership interests or shares of capital stock by each Pledgor that is represented by a new membership interest certificate, limited liability company interest certificate, partnership interest certificate or stock certificate.

3.    Rights of Pledgors. Prior to the occurrence of an Event of Default under the Credit Agreement, each Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral, subject to the terms of this Pledge Agreement, and Administrative Agent (for its benefit and for the benefit of Lenders) shall not be entitled to any of such rights by reason of its possession of the Pledged Interests.
4.    Covenants of Pledgors. Each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, in each case except as provided for in the Credit Agreement, (ii) create or permit to exist any Lien or option upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Permitted Liens, (iii) file any affidavit for replacement of lost membership interest certificates, limited liability company interest certificates, partnership interest certificates or capital stock, if applicable or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral. Each Pledgor further agrees that it will take all actions necessary to cause the issuers listed on the Exhibits hereto not to issue any membership interests, limited liability company interests, partnership interests, capital stock or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would materially and adversely affect Administrative Agent's rights in the Collateral. Each Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as Administrative Agent may request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, transfer powers and other instruments of assignment executed in blank, and will do all such other acts as Administrative Agent may request with respect to the perfection and protection of the Prior Security Interest granted herein and the assignment effected hereby. Each Pledgor shall, in accordance with Section 10.15 of the Credit Agreement and Section 2 of this Pledge Agreement, deliver to Administrative Agent original membership interest certificates, limited liability company interest certificates, partnership interest certificates or stock certificates evidencing all of the Pledged Interests (and appropriate transfer powers duly signed in blank by Pledgor with respect thereto). As of the time when the respective membership interests, limited liability company interests or partnership interests comprising the Pledged Interests are certificated, each Pledgor shall (i) have caused any membership interest, limited liability company interest or partnership interest comprising the Pledged Interests to become a "security" within the meaning of, and to be governed by, Article 8 of the Uniform Commercial Code as in effect in the jurisdiction of formation and each other applicable jurisdiction and (ii) deliver evidence to Administrative Agent, in form and substance reasonably satisfactory to Agent, of the completion of the actions required by clause (i) above. Once any Pledgor has established that a Pledged Interest is governed by Article 8, such Pledgor agrees that it shall not, and shall not permit any other

Person to cause such Pledged Interest to "opt-out" of Article 8 without the prior written consent of Administrative Agent.
5.    Release of Collateral.  Subject to any sale or other disposition by Administrative Agent of the Collateral in accordance with the terms under Section 7, upon the earlier of the Release Date or Payment In Full, this Pledge Agreement shall terminate and Administrative Agent shall promptly file, if applicable, UCC-3 financing statements to release the Liens granted hereunder and the certificates, transfer powers and any other Collateral in the possession of the Administrative Agent shall be promptly returned to each Pledgor.
6.    Rights of Administrative Agent.  If an Event of Default has occurred and is continuing, Administrative Agent may, without notice (except as required under the UCC), exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it and liability arising under the UCC and to the extent caused by gross negligence or willful misconduct of the Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction, but Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
7.    Remedies.  If an Event of Default has occurred and is continuing and Administrative Agent (for its benefit and for the benefit of Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and notices required pursuant to the Credit Agreement, if any) to or upon each Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Administrative Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of Administrative Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right of equity of redemption in each Pledgor, which right or equity is hereby expressly waived or released. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Administrative Agent hereunder, including attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Administrative Agent may elect (subject to the terms of the Credit Agreement), each Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by Administrative Agent of any other amount required by any provision of law, need Administrative Agent account for the surplus, if any, to each Pledgor. Each Pledgor agrees that Administrative Agent shall give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Administrative Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable laws. Each Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Administrative Agent and Lenders are entitled, and the reasonable fees and legal expenses of any attorneys employed by Administrative Agent to collect such deficiency.

8.    Representations, Warranties and Covenants of Pledgors.  Each Pledgor represents and warrants that: (a) it has, and on the date of delivery to Administrative Agent of any Collateral, will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms; (c) subject to any filings required by the rules and regulations promulgated by the SEC, no consent of any other party (including, without limitation, creditors of each Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by each Pledgor in connection with the execution, delivery or performance of this Pledge Agreement which has not been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law, or of the certificate/articles of incorporation, bylaws, certificate of formation/organization/limited partnership, limited liability company agreement, limited partnership agreement, any shareholders' agreement or any securityholders' agreement, as applicable, of each Pledgor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which each Pledgor is a party or which purports to be binding upon each Pledgor or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of each Pledgor except as contemplated by this Pledge Agreement or by the Credit Agreement or by any other Loan Document; (e) there are no restrictions on the transferability of the Collateral to Administrative Agent or with respect to the foreclosure and transfer thereof by Administrative Agent subject to and in accordance with the terms of the Credit Agreement and this Pledge Agreement, or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived (to the extent permitted by law) with respect to this assignment, transfer, pledge, and grant of a security interest to Administrative Agent and with respect to the foreclosure and transfer thereof by Administrative Agent subject to and in accordance with the terms of the Credit Agreement and this Pledge Agreement; and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a Prior Security Interest in the Collateral subject only to Permitted Liens, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of each Pledgor which would include the Collateral. The Collateral is fully paid and nonassessable. Each Pledgor covenants and agrees that it will defend Administrative Agent's right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to Administrative Agent as Collateral hereunder and will defend Administrative Agent's right thereto and Lien thereon.
9.    No Disposition, Etc.  Except as permitted under the Credit Agreement, each Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement and Permitted Liens.
10.    Sale of Collateral.  (a) Each Pledgor recognizes that Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state and foreign securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit each Pledgor to register such securities for public sale under the Securities Act, or under applicable state and foreign securities laws, even if each Pledgor would agree to do so.

(b)    Each Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws of any Official Body having jurisdiction over any such sale or sales, all at each Pledgor's expense. Each Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to Administrative Agent and Lenders, that Administrative Agent and Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against each Pledgor and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
11.    Waivers by Pledgors; Subrogation.
(a)    Each Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of Administrative Agent without notice to or consent from each Pledgor; (iii) waives the right to notice and/or hearing prior to Administrative Agent's exercising of Administrative Agent's rights and remedies hereunder upon the occurrence of an event which would constitute a default hereunder or an Event of Default under the Credit Agreement; (iv) waives any right to require Administrative Agent to marshal the Collateral with other collateral which secures each Pledgor's obligations and any similar right to which each Pledgor is or may become entitled; and (v) waives any right of subrogation, reimbursement, contribution and any similar rights against issuer of any of the Pledged Interests until the Obligations are Paid In Full.
(b)    Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of Administrative Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. Administrative Agent's rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. In no event shall Administrative Agent have any liability to each Pledgor or otherwise hereunder except for liability arising out of the gross negligence or willful misconduct of Administrative Agent.
12.    Further Assurances.  Each Pledgor agrees that at any time and from time to time upon the written request of Administrative Agent, each Pledgor will execute and deliver such further documents and do such further acts and things as Administrative Agent may reasonably request in order to effect the purposes of this Pledge Agreement.
13.    Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.    Exhibit Updates and Joinder.
(a)    To the extent following the date hereof, any Pledgor acquires capital stock, limited liability company interests, membership interests, partnership interests, other equity interests or other investment property in any other Subsidiary of the Pledgors (in each case, other than in Foreign Subsidiaries), such ownership interests shall, to the extent required pursuant to the terms of the Credit Agreement, be subject to the terms hereof and, upon such acquisition, shall be deemed to be Pledged Interests hereunder; and, such Pledgor thereupon shall deliver to Administrative Agent (i) all such certificates (and related transfer powers) evidencing any such additional Pledged Interests in accordance with Section 2, if any, and (ii) an updated Exhibit A.
(b)    Upon the execution and delivery by any other Person of a Guarantor Joinder (i) such Person shall become a "Pledgor" hereunder with the same force and effect as if it were originally a party to this Pledge Agreement and named as a "Pledgor" on the signature pages hereto and (ii) the Exhibits to this Pledge Agreement shall be deemed updated by the supplemental Exhibits to this Pledge Agreement delivered pursuant to the terms of such Guarantor Joinder. The execution and delivery of any such Guarantor Joinder shall not require the consent of any other Pledgor hereunder, and the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

15.    No Waiver; Cumulative Remedies.  Administrative Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Administrative Agent, and then only to the extent therein set forth. A waiver by Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of Administrative Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
16.    Counterparts. Any number of counterparts of this Pledge Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
17.    Binding Effect.  This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of each Pledgor, and shall, together with the rights and remedies of Administrative Agent hereunder, inure to the benefit of Administrative Agent (for its benefit and for the benefit of Lenders) and its respective successors and permitted assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. The undersigned hereby agrees that any judicial proceeding by each Pledgor against Administrative Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.
18.    EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
19.    Notices. All notices and other communications provided for herein shall be (i) in writing, (ii) delivered and deemed received in accordance with the procedures set forth in Section 10.5 of the Credit Agreement and (iii) addressed to the parties at the address, facsimile number or email address provided therein. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

20.    Power of Attorney Acknowledgment. Each Pledgor acknowledges and agrees that (a) this Pledge Agreement contains one or more provisions authorizing the Administrative Agent or other Persons, as applicable (the Administrative Agent and such other Persons, acting in such capacity, are each an "Authorized Person"), to act as such Pledgor’s attorney-in-fact or agent (collectively the "Power of Attorney"); (b) the purpose of the Power of Attorney is to give each Authorized Person broad powers to take any action which any Authorized Person may deem necessary or advisable to accomplish the purposes hereof and otherwise act in the name of each Pledgor; (c) the Power of Attorney is coupled with an interest and, as such, any Authorized Person, in exercising any of its rights under the Power of Attorney is not a fiduciary of any Pledgor; (d) any Authorized Person may exercise any of its rights under the Power of Attorney for the sole benefit of such Authorized Person, without regard to the interests of any Pledgor; (e) the Power of Attorney shall in no way be construed as to benefit any Pledgor; (f) no Authorized Person shall have any duty to exercise any powers granted by the Power of Attorney for the benefit of any Pledgor or in any Pledgor’s best interest; (g) no Authorized Person shall have any duty of loyalty to any Pledgor; (g) each Authorized Person shall, to the extent exercisable, exercise any and all powers granted by the Power of Attorney solely for the benefit of such Authorized Person; (h) any rights any Pledgor may have under 20 Pa.C.S. §§ 5601 - 5612, as amended (the "POA Act") are hereby forever waived and relinquished; (i) without limiting the generality of the foregoing, (A) the Power of Attorney shall not be construed in accordance with the provisions of the POA Act, and (B) no Authorized Person shall have any of the duties described in 20 Pa.C.S. § 5601.3(b); (j) the Power of Attorney is irrevocable; and (k) each Pledgor has read and understands the Power of Attorney.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, each Pledgor has caused this Pledge Agreement to be duly executed and delivered on the day and year first written above as a document under seal.
PLEDGORS:
Black Box Corporation, a Delaware corporation
ACS Communications, Inc., a Texas corporation
ACS Dataline, LP, a Texas limited partnership
ACS Investors, LLC, a Delaware limited liability
company
BB Technologies, Inc., a Delaware corporation
BBox Holding Company, a Delaware corporation
Black Box Corporation of Pennsylvania, a
Delaware corporation
Black Box Network Services, Inc. – Government
Solutions, a Tennessee corporation
Black Box Services Company, a Delaware
corporation
Delaney Telecom, Inc., a Pennsylvania corporation
InnerWireless, Inc., a Delaware corporation
Midwest Communications Technologies, Inc., an
Ohio corporation
Mutual Telecom Services Inc., a Delaware
corporation
NextiraOne, LLC, a Delaware limited liability
company
NextiraOne Federal, LLC, a Delaware limited
liability company
Norstan, Inc., a Minnesota corporation
Norstan Communications, Inc., a Minnesota
corporation
Nu-Vision Technologies, LLC, a New York
limited liability company
Scottel Voice & Data, Inc., a California
corporation
Teldata Corporation, a Tennessee corporation
Vibes Technologies, Inc., a Minnesota corporation

By: /s/ Timothy C. Huffmyer___________(SEAL)
Timothy C. Huffmyer, in his capacity as
one or more of the following:
President, Vice President, CFO, Treasurer
and/or Secretary

[Signature Page -Pledge Agreement (Black Box)]

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA    )            )    SS:
COUNTY OF ALLEGHENY            )
On this, the 6th day of May, 2016, before me, a Notary Public, personally appeared Timothy C. Huffmyer, who acknowledged himself to be an Authorized Officer of Black Box Corporation, a Delaware corporation, ACS Communications, Inc., a Texas corporation, ACS Dataline, LP, a Texas limited partnership, ACS Investors, LLC, a Delaware limited liability company, BB Technologies, Inc., a Delaware corporation, BBox Holding Company, a Delaware corporation, Black Box Corporation of Pennsylvania, a Delaware corporation, Black Box Network Services, Inc. – Government Solutions, a Tennessee corporation, Black Box Services Company, a Delaware corporation, Delaney Telecom, Inc., a Pennsylvania corporation, InnerWireless, Inc., a Delaware corporation, Midwest Communications Technologies, Inc., an Ohio corporation, Mutual Telecom Services Inc., a Delaware corporation, NextiraOne, LLC, a Delaware limited liability company, NextiraOne Federal, LLC, a Delaware limited liability company, Norstan, Inc., a Minnesota corporation, Norstan Communications, Inc., a Minnesota corporation, Nu-Vision Technologies, LLC, a New York limited liability company, Scottel Voice & Data, Inc., a California corporation, Teldata Corporation, a Tennessee corporation and Vibes Technologies, Inc., a Minnesota corporation (collectively, the "Loan Parties"), and that he, as such Authorized Officer of the Loan Parties, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Loan Parties.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Melissa Lamparski Bamonte________
Notary Public
My Commission Expires:
February 4, 2018

[Signature Page -Pledge Agreement (Black Box)]

EXHIBIT A

PLEDGED INTERESTS

Pledgor	Issuer	Pledged Equity Description	Percentage of Interests in Issuer	Certificate No(s). (if applicable)
Black Box Corporation	BBox Holding Company	Stock	100%	2
Black Box Corporation	ACS Communications, Inc.	Stock	100%	1
Black Box Corporation	ADS Telecom, Inc.	Stock	100%	8
Black Box Corporation	B & C Telephone, Inc.	Stock	100%	5
Black Box Corporation	BBOX Holdings Puebla LLC	LLC Interests	100%	N/A
Black Box Corporation	Black Box Services Company	Stock	100%	1
Black Box Corporation	CBS Technologies Corp.	Stock	100%	1
Black Box Corporation	Mutual Telecom Services Inc.	Stock	100%	8
Black Box Corporation	Network Communications Technologies, Inc.	Stock	100%	9
Black Box Corporation	Norstan, Inc.	Stock	100%	1
Black Box Corporation	Scottel Voice & Data, Inc.	Stock	100%	4
Black Box Corporation of Pennsylvania	BB Technologies, Inc.	Stock	100%	3
ACS Communications, Inc.	ACS Dataline, LP	Partnership Interest	1% (General Partner)	N/A
ACS Communications, Inc.	ACS Dataline of the Northwest, Inc.	Stock	100%	3
ACS Communications, Inc.	ACS Investors, LLC	LLC Interests	100%	N/A
Nu-Vision Technologies, LLC	BCS II, LLC	LLC Interests	100%	N/A

BBox Holding Company	Black Box Corporation of Pennsylvania	Stock	100%	2
BBox Holding Company	Black Box Network Services, Inc. – Government Solutions	Stock	100%	7
BBox Holding Company	Black Box Ventures Holding Company	Stock	100%	1
BBox Holding Company	Delaney Telecom, Inc.	Stock	100%	1
BBox Holding Company	InnerWireless, Inc.	Stock	100%	IW-1
BBox Holding Company	LOGOS Communications Systems, Inc.	Stock	100%	8
BBox Holding Company	Midwest Communications Technologies, Inc.	Stock	100%	5
BBox Holding Company	Teldata Corporation	Stock	100%	4
Midwest Communications Technologies, Inc.	Nu-Vision Technologies, LLC	LLC Interests	100%	N/A
Midwest Communications Technologies, Inc.	PS Technologies, LLC	LLC Interests	100%	N/A
Midwest Communications Technologies, Inc.	UCI Communications LLC	LLC Interests	100%	N/A
Norstan Communications, Inc.	NextiraOne, LLC	LLC Interests	100%	8 (Membership Interest Certificate)
Norstan Communications, Inc.	NextiraOne California L.P.	Partnership Interests	1.59% (General Partner)	N/A
Norstan Communications, Inc.	NextiraOne Federal, LLC	LLC Interests	100%	6 (Membership Interest Certificate)
Norstan Communications, Inc.	NextiraOne New York, LLC	LLC Interests	100%	5 (Membership Interest Certificate)
Norstan Communications, Inc.	Vibes Technologies, Inc.	Stock	100%	2

Norstan, Inc.	Norstan Communications, Inc.	Stock	100%	1
NextiraOne Federal LLC	Quanta Systems, LLC	LLC Interests	100%	N/A
NextiraOne, LLC	NXO Installation, LLC	LLC Interests	100%	1 (Membership Interest Certificate)
NextiraOne, LLC	NextiraOne California L.P.	Partnership Interests	98.41% (Limited Partner)	N/A
ACS Investors, LLC	ACS Dataline, LP	Partnership Interest	99% (Limited Partner)	N/A

EXHIBIT B
FORM OF TRANSFER POWER
FOR VALUE RECEIVED, [_________________],a [_________________] ("Company"), hereby sells, assigns and transfers unto ________________________________, ____ [membership interests/limited liability company interests/partnership interests/stock] of [_________________], a [_________________], standing in the name of Company on the books of said [limited liability company/limited partnership/general partnership/corporation] and represented by [Membership/Limited Liability Company/Partnership/Stock] Certificate No. __ and does hereby irrevocably constitute and appoint _________________________________ as its attorney-in-fact, to transfer said [membership interests/limited liability company interests/partnership interests/stock] on the books of said [limited liability company/limited partnership/general partnership/corporation] with full power of substitution in the premises.

Dated: _____________ ___, ______	[_________________] By: Name: Title:

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